                                                                    Exhibit 10.8

                                AMENDMENT NO. 5

                                       TO

                        DEFERRED COMPENSATION AGREEMENT

     Amendment No. 5, effective the 2nd day of February, 2001, between LECHTERS, INC. (hereinafter referred to as the "Corporation") and DONALD JONAS (hereinafter referred to as "Employee") to Deferred Compensation Agreement, dated December 9, 1987, as amended June 16, 1989, August 15, 1989, June 15,
1995 and April 8, 1996 (hereinafter referred to as the "Agreement").

     WHEREAS, the Corporation, Employee, and the owners of certain life insurance policies on the life of Employee and Employee's spouse have agreed to terminate the split dollar agreements related to the said life insurance policies and to the cancellation of collateral assignments to the corporation of the said life insurance policies; and

     WHEREAS, the Corporation has executed a release of any right to the said life insurance policies in consideration of Employee's agreement to release the Corporation from the obligation to make additional premium payments for the said life insurance policies and to make pension payments to Employee; and

     WHEREAS, the parties desire to further amend said Agreement as follows:

     1. Employee hereby releases the Corporation from its obligation to make the payment to Employee under Paragraph 3 thereof as amended; however nothing in this amendment shall be construed as to relieve the Corporation of its obligation to provide the Employee or his spouse, as the case may be, with services similar to those currently being provided to the Employee consisting of a secretary, an office, driver and car, or the cost equivalent of such services all as provided in Paragraph 1 of Amendment No. 3, and the right to participate in the Corporation provided insurance plans, as provided by Paragraphs 2 and 3 of Amendment No. 3.

     2. Employee hereby releases the Corporation from its obligation under Paragraph 4 of Amendment No. 3 to pay the insurance premiums on the split-dollar life insurance policies of Prudential Life Insurance Company, Policy Numbers 79,699,276 and 79,713,181. The Corporation, for the sum of $1.00 and in consideration of the assumption of responsibility to pay insurance premiums, less the P.S. 58 costs, for the life of the policies, hereby assigns to Employee or Employee's assignees all rights to any outlays under such policies and to the benefit payments of such policies.

     3. Employee hereby releases the Corporation from its obligation under Paragraph 4 of Amendment No. 3 to pay the insurance premiums on the split-dollar life insurance policy of Metropolitan Life Insurance Company, Policy Number 960450106PR. The Corporation, for the sum of $1.00 and in consideration of the assumption of responsibility to pay insurance premiums, less the P.S. 58 costs, for the life of the policy hereby assigns to Employee or Employee's assignees all rights to any outlays to the extent of current cash value under such policies and to the benefit payments of such policies.

     4. Except as hereby amended, the Agreement is in all respects approved, ratified and confirmed.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 5 to be executed as of the date first written above.


                                             LECHTERS, INC.


                                             BY: /s/ David K. Cully
                                                 ---------------------------
                                                 Name:
                                                 Title:



                                             /s/ Donald Jonas
                                             -------------------------------
                                             DONALD JONAS